                                                                   Exhibit 10.31





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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                          AIR-CURE TECHNOLOGIES, INC.,


                          AIR-CURE ACQUISITION, INC.,


                                      AND


                                 OHMSTEDE, INC.




                         Dated as of September 19, 1996





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
                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                              ----------
                 SECTION 1.2  Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                              --------------
                 SECTION 1.3  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                              --------------------
                 SECTION 1.4  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                              -------------
                 SECTION 1.5  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                              -------------
                 SECTION 1.6  Meeting of Target Corporation Shareholders.   . . . . . . . . . . . . . . . . . . . . . . 5
                              ------------------------------------------
                 SECTION 1.7  Closing.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                              -------

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.1  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                              ------------------------------
                 SECTION 2.2  Target Corporation Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                              ---------------------------------
                 SECTION 2.3  Authority Relative to the Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                              -----------------------------------
                 SECTION 2.4  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                              ------------
                 SECTION 2.5  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                              ----------------------
                 SECTION 2.6  Regulatory Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                              ------------------
                 SECTION 2.7  Financial Statements and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . 8
                              ----------------------------------------
                 SECTION 2.8  Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                              ------------------
                 SECTION 2.9  Target Corporation Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                              -------------------------------
                 SECTION 2.10  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                               ----------
                 SECTION 2.11  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                               -----------
                 SECTION 2.12  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                               ----------------------
                 SECTION 2.13  Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               ------------------
                 SECTION 2.14  Patents, Trademarks and Copyrights . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                               ----------------------------------
                 SECTION 2.15  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                               ---------------------
                 SECTION 2.16  Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                               ---------------------------------
                 SECTION 2.17  Permits and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                               --------------------
                 SECTION 2.18  Agreements, Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . .  13
                               -------------------------------------

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         REPRESENTATIONS AND WARRANTIES OF
                          ACQUIRING CORPORATION AND NEWCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 3.1  Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                              --------------------------
                 SECTION 3.2  Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                              -------------------------------
                 SECTION 3.3  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                              ------------
                 SECTION 3.4  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                              ----------------------

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         COVENANTS OF TARGET CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 SECTION 4.1  Affirmative Covenants of Target Corporation . . . . . . . . . . . . . . . . . . . . . .  15
                              -------------------------------------------
                 SECTION 4.2  Negative Covenants of Target Corporation  . . . . . . . . . . . . . . . . . . . . . . .  16
                              ----------------------------------------

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 5.1  Access To, and Information Concerning,
                              --------------------------------------
                                     Properties and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                                     ----------------------
                 SECTION 5.2  Miscellaneous Agreements and Consents . . . . . . . . . . . . . . . . . . . . . . . . .  20
                              -------------------------------------
                 SECTION 5.3  Good Faith Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                              ------------------
                 SECTION 5.4  Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                              -----------
                 SECTION 5.5  HSR Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                              ----------
                 SECTION 5.6  Benefit Plans and Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                              ----------------------------------

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 6.1  Conditions to Each Party's Obligation
                              -------------------------------------
                                     to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                     --------------------
                 SECTION 6.2  Conditions to the Obligations of Acquiring Corporation
                              ------------------------------------------------------
                                     and Newco to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . .  21
                                     ------------------------------
                 SECTION 6.3  Conditions to the Obligations of Target Corporation
                              ---------------------------------------------------
                                     to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                                     --------------------

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         TERMINATION; AMENDMENT; WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 SECTION 7.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                              -----------
                 SECTION 7.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                              ---------------------
                 SECTION 7.3  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                              ---------
                 SECTION 7.4  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                              -----------------

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         EXCLUSIVE REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 SECTION 8.1  Agreement with Respect to Escrow Funds;
                              ---------------------------------------
                              Indemnity Relating to Certain Tax Items  . . . . . .. . . . . . . . . . . . . . . . . .  25
                              ---------------------------------------
                 SECTION 8.2  Limitations on Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                              ---------------------
                 SECTION 8.3  Exclusive Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                              -----------------------------

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 9.1  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  27
                              ------------------------------------------

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 10.1  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                               --------
                 SECTION 10.2  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                               --------------------
                 SECTION 10.3  Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                               -------------------
                 SECTION 10.4  Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                               ----------------------------
                 SECTION 10.5  Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                               --------------------------
                 SECTION 10.6  Waiver; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                               ----------------
                 SECTION 10.7  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                               ------------------
                 SECTION 10.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                               ------------
                 SECTION 10.9  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                               -------
                 SECTION 10.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                -------------
                 SECTION 10.11  Jurisdiction and Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                ----------------------
                 SECTION 10.12  Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                --------------------
                 SECTION 10.13  Parties in Interest;
                                --------------------
                                No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                                -------------------------
                 SECTION 10.14  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                ------------
                 SECTION 10.15  Incorporation by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                --------------------------
                 SECTION 10.16  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                                -------------------

                                    EXHIBITS

Exhibit A        - Form of Noncompetition Agreements
Exhibit B        - Form of Articles of Merger
Exhibit C-1      - Form of Employment Agreement of Will Ohmstede
Exhibit C-2      - Terms of Employment Agreement of John Ohmstede

                                   SCHEDULES

Schedule 1.4(c) - Merger Consideration - Class A Common Stock
Schedule 1.4(d) - Merger Consideration - Class B Common Stock
Schedule 2.1(a) - Authorized to Do Business
Schedule 2.1(b) - Subsidiaries
Schedule 2.2    - Capitalization
Schedule 2.4    - No Violation
Schedule 2.5    - Consents and Approvals
Schedule 2.8    - Absence of Changes
Schedule 2.10   - Litigation
Schedule 2.11   - Tax Matters
Schedule 2.12   - Employee Benefit Plans
Schedule 2.13   - Employment Matters
Schedule 2.14   - Patents, Trademarks and Copyrights
Schedule 2.15   - Environmental Compliance
Schedule 2.16   - Titled Properties and Encumbrances
Schedule 2.17   - Permits and Licenses
Schedule 2.18   - Agreements, Contracts and Commitments


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                                      iv

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of September 19, 1996, by and among Air-Cure Technologies, Inc., a Delaware corporation ("Acquiring Corporation"), Air-Cure Acquisition, Inc., a Texas corporation ("Newco"), and Ohmstede, Inc., a Texas corporation ("Target Corporation").

         WHEREAS, Acquiring Corporation desires to affiliate with Target Corporation, and Target Corporation desires to affiliate with Acquiring Corporation in the manner provided in this Agreement;

         WHEREAS, Acquiring Corporation and Target Corporation believe that the Merger (as defined herein) of Newco, a wholly-owned subsidiary of Acquiring Corporation, with and into Target Corporation in the manner provided by, and subject to the terms and conditions set forth in this Agreement, and all exhibits, schedules and supplements hereto, is desirable and in the best interests of their respective corporations and shareholders; and

         WHEREAS, the respective boards of directors of Acquiring Corporation, Newco and Target Corporation have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Business Corporation Act, as amended ("TBCA"), Newco shall be merged with and into the Target Corporation (the "Merger").

         SECTION 1.2 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, and provided that this Agreement has not been terminated or abandoned pursuant to
Section 7.1 hereof, the Target Corporation and Newco (the "Constituent Corporations") will cause Articles of Merger to be filed with the Secretary of State of the State of Texas in the form required by and executed in accordance with the relevant provisions of the TBCA. The date of such filings or such other time and date as may be specified in the Articles of Merger shall be the "Effective Time."

         SECTION 1.3  Effect of the Merger.

         Target Corporation will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Texas, and the separate corporate existence of Newco shall cease. The Articles of Incorporation and the Bylaws of Target Corporation in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the TBCA. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all assets and property of every description and every interest therein, wherever located, of the Constituent Corporations as in existence immediately prior to the Effective Time, and the rights, privileges, immunities, powers, franchises and authority of each of the Constituent Corporations and all obligations belonging to and due each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall thenceforth be liable for all the obligations of each Constituent Corporation. Any claim existing, or action or proceeding pending, by or against any Constituent Corporation, may be prosecuted to judgement, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in place of any Constituent Corporation. All the rights of creditors of each Constituent Corporation shall be preserved unimpaired, and all liens upon the property of any Constituent Corporation shall be preserved unimpaired but only as to the property effected by such liens immediately prior to the Effective Time. The Merger shall have all such other effects set forth in the TBCA.

         SECTION 1.4  Consideration.

         (a) Subject to the provisions of this Section 1.4, the aggregate amount payable with respect to the Target Corporation Class A Common Stock (as defined below) referenced in Section 1.4(c) and the Target Corporation Class B Common Stock (as defined below) referenced in Section 1.4(d) shall be (i) $52,000,000 in cash or immediately available funds (the "Cash Consideration") and (ii) the Shareholder Assets (as defined below), except to the extent the Shareholder Assets are distributed to Target Corporation's shareholders prior to the Closing (the Cash Consideration and the Shareholder Assets being collectively referred to as the "Merger Consideration"). The "Shareholder Assets" are defined as: (A) all amounts payable to Target Corporation from C&D Robotics (as defined below) not exceeding $4,000,000; (B) Target Corporation's investment and associated equity interest in C&D Robotics not exceeding $793,925; (C) life insurance policies and their cash surrender value as of the date of distribution (which cash surrender value was $666,829 as of the Balance Sheet Date (as defined below)); (D) $600,000 in cash if not otherwise paid pursuant to Section 4.2(i) hereof; and (E) $978,424 representing federal income tax deposits set forth on the Balance Sheet and all rights and privileges incident thereto, including the right to receive any refunds with respect to such deposits.

         (b) At Closing, Will Ohmstede and John Ohmstede, respectively, shall enter into Noncompetition Agreements with Newco in the form attached as Exhibit A (the "Noncompetition Agreements") with a term of three (3) years beginning on the earlier to occur of (i) the second anniversary of the Closing Date or (ii) the date that employment with Target Corporation ceases (the "Covenant Period"), and such other terms and conditions as are set forth therein. The amount due as consideration for the Noncompetition Agreement executed by Will Ohmstede shall be $120,000 per year, payable in monthly installments of $10,000 commencing on the last day of the first month of the Covenant Period, and the amount due as consideration for the Noncompetition Agreement executed by John Ohmstede shall be $95,000 per year, payable in monthly installments of $7,916.67 commencing on the last day of the first month of the Covenant Period.

         (c) Subject to the terms of Section 1.4(f), each share of Target Corporation's Class A voting common stock, par value $100 per share ("Target Corporation Class A Common Stock"), issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the following consideration to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share:
an amount equal to $4,859.82 for each share of Target Corporation Class A Common Stock held by such holder and a prorata portion of the Shareholder Assets (based on the total number of outstanding shares of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock), if any, that are not distributed to Target Corporation's shareholders before the Closing. The aggregate amount payable to each holder of Target Corporation Class A Common Stock and such holder's percentage interest in the undistributed Shareholder Assets is set forth opposite such holder's name on Schedule 1.4(c).

         (d) Subject to the terms of Section 1.4(f), each share of Target Corporation's Class B non-voting common stock, par value $100 per share ("Target Corporation Class B Common Stock"), issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the following consideration to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such
Share: an amount equal to $4,859.82 for each share of Target Corporation Class B Common Stock held by such holder and a prorata portion of the Shareholder Assets (based on the total number of outstanding shares of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock), if any, that are not distributed to Target Corporation's shareholders before the Closing. The aggregate amount payable to each holder of Target Corporation Class B Common Stock and such holder's percentage interest in the undistributed Shareholder Assets is set forth opposite such holder's name on Schedule 1.4(d).

         (e) Each share of common stock, $.01 par value per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non- assessable share of Class A Common Stock of the Surviving Corporation.

         (f) The Cash Consideration shall be paid in full in immediately available funds at the Closing; provided, however, that (i) (A) if the amount payable to Target Corporation from C&D Robotics constitutes any portion of the Merger Consideration or is distributed to the Target Corporation's shareholders prior to Closing and (B) such payable constituting a portion of the Merger Consideration or so distributed exceeds $4,000,000, then the Cash Consideration payable under Section 1.4(a) shall be reduced dollar-for-dollar by such excess amount and (ii) if the Target Corporation's Net Worth (as defined below) is less than $24,400,000 as of September 30, 1996, then the Cash Consideration payable under Section 1.4(a) shall be reduced dollar-for-dollar by the difference between $24,400,000 and Target Corporation's Net Worth as of such date; and provided, further, that $1,000,000 of the Cash Consideration (the "Escrow Funds") shall be deposited in escrow with Texas Commerce Bank National Association (the "Escrow Agent") pursuant to a mutually acceptable Escrow Agreement (the "Escrow Agreement") for the purpose of satisfying claims, if any, of Acquiring Corporation under Article VIII hereof. Among other mutually agreed upon terms, the Escrow Agreement shall provide that (i) the Escrow Funds shall be disbursed in the percentages set forth on Schedule 1.4(c) and Schedule 1.4(d) upon the expiration of one year from the Effective Time unless Acquiring Corporation shall have exercised its rights under Article VIII and pursuant to the Escrow Agreement with respect to any claims under such article, (ii) the Escrow Agent shall invest the Escrow Funds in a money market fund or similar investment specified by the shareholders of Target Corporation, and the investment income earned on the Escrow Funds shall be disbursed to the shareholders of the Target Corporation and to Acquiring Corporation in the percentages that the Escrow Funds are distributed under the terms of this Agreement and the Escrow Agreement, and (iii) if upon the expiration of such one year period the parties have not mutually agreed on the disbursement of the Escrow Funds because of a claim by Acquiring Corporation under Article VIII hereof, the Escrow Agent shall interplead such funds into a court of competent jurisdiction, pending final disposition of Acquiring Corporation's claim. The Escrow Agreement will provide that Will Ohmstede and John Ohmstede will be appointed attorneys-in-fact for the shareholders of Target Corporation for the purpose of the operation of the Escrow Agreement.

         In the event that the Shareholder Assets have not been distributed to Target Corporation's shareholders prior to the Closing, such assets shall be conveyed concurrently with the Effective Time to Texas Commerce Bank National Association, as trustee, which shall thereafter distribute the Shareholder Assets in the percentages set forth on Schedule 1.4(c) and Schedule 1.4(d).

         SECTION 1.5  Tax Treatment.

         (a) Acquiring Corporation and each shareholder of Target Corporation shall timely make a joint election (the "338(h)(10) Election") pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treas. Reg. Section 1.338(h)(10)-1T(d)(1) for federal, state and local income tax purposes with respect to the Merger such that (i) Target Corporation will be treated as having sold all of its assets in a single transaction on the Closing Date before Closing and while an S corporation pursuant to Section 1361 of the Code and (ii) the shareholders of Target Corporation will recognize no gain or loss with respect to the sale of its shares of Target Corporation common stock. The shareholders of the Target Corporation will deliver on the Closing Date a fully executed Internal Revenue Service Form 8023-A pursuant to the requirements thereof. Acquiring Corporation shall, within 60 days after the Closing Date, provide to Will Ohmstede and John Ohmstede, as representatives of Target Corporation's shareholders, an allocation of the deemed purchase price among Target Corporation's assets in compliance with Temp. Treas. Reg. Section 1.338(b)-2T(b). Will Ohmstede and John Ohmstede shall, within 30 days after receipt of such allocation of the deemed purchase price, provide Acquiring Corporation with either (i) a consent to agree to such allocation or (ii) a revised proposal for allocation of the deemed purchase price. If the parties are unable to agree on the proper allocation, they shall retain an independent accounting or appraisal firm to determine such allocation.

         (b) The parties each hereby covenant and agree that they will not take a position with respect to the allocation of the Cash Consideration (i) for purposes of any tax return filed with any governmental agency charged with the collection of any taxes or, for so long as commercially reasonable, for purposes of any judicial proceeding, that is in any way inconsistent with the allocation made under Section 1.5(a) or (ii) for financial reporting or accounting purposes that is in any way inconsistent with such allocation unless a different allocation for financial reporting or accounting purposes is required by law, regulation or court order or decree.

         SECTION 1.6 Meeting of Target Corporation Shareholders. Target Corporation shall duly call a meeting of its shareholders in compliance with the TBCA and the applicable provisions of the Target Corporation's Articles of Incorporation and Bylaws, such shareholders' meeting to be held not later than 25 days after the date hereof for the purpose of voting upon this Agreement, the transactions contemplated hereunder and such other matters relating to this Agreement, if any, as shall be necessary or advisable in the reasonable opinion of Target Corporation, and Target Corporation shall, through its board of directors, recommend to its shareholders approval (and not withdraw such recommendation) of such matters.

         SECTION 1.7 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof, Target Corporation and Newco shall execute in the manner required by the TBCA and deliver duly executed and verified Articles of Merger substantially in the form attached hereto as Exhibit B, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of counsel to the Target Corporation (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. For purposes of this Agreement, the date on which the Closing actually occurs shall be the "Closing Date".

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION

         Target Corporation makes the representations and warranties set forth in this Article II to Acquiring Corporation and Newco. Target Corporation has delivered to Acquiring Corporation and Newco the Schedules to this Agreement referred to in this Article II on the date hereof. Target Corporation shall, from time to time through the Closing Date, advise Acquiring Corporation and Newco as to any change, amendment or supplement to the Schedules which is necessary to reflect material changes in the subject matter thereof occurring through the Closing Date.

         SECTION 2.1  Organization and Qualification.

                 (a) Target Corporation is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Target Corporation has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Target Corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary. Each such jurisdiction in which the Target Corporation is so qualified is listed on
Schedule 2.1(a).

                 (b)  The Target Corporation has no Subsidiaries.

                 (c) True, correct and complete copies of the Articles of Incorporation and Bylaws of Target Corporation and all amendments thereto through the date of this Agreement have been delivered by Target Corporation to Acquiring Corporation.

         SECTION 2.2 Target Corporation Capitalization. The authorized capital stock of Target Corporation consists of (i) 1,700 shares of Target Corporation Class A Common Stock, 1,700 shares of which are issued and outstanding (ii) 9,000 shares of Target Corporation Class B Common Stock, 9,000 shares of which are issued and outstanding and (iii) 700 shares of $30 convertible preferred stock, par value $720 per share, none of which are issued and outstanding. Schedule 2.2 lists each holder of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock and the number of shares owned by such holders, which represent all capital stock outstanding. Except as set forth on Schedule 2.2, there are no outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating Target Corporation to issue any security of or equity interest in Target Corporation, or voting agreements or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in Target

Corporation. All of the Shares have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. Except as set forth on Schedule 2.2, all dividends declared prior to the date hereof have been paid.

         SECTION 2.3 Authority Relative to the Agreement. Target Corporation has full corporate power and authority to execute and deliver this Agreement, and except for the approval by the Company's shareholders, no further corporate proceedings on the part of Target Corporation are necessary, to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by its Board of Directors. This Agreement has been duly and validly executed and delivered by Target Corporation, and this Agreement constitutes the valid and binding obligation of Target Corporation enforceable against Target Corporation in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval as may be required by the HSR Act (as defined below).

         SECTION 2.4 No Violation. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, as of the Effective Time (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Target Corporation, (ii) except as set forth on
Schedule 2.4, be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property of Target Corporation pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Target Corporation is a party or by which any of the currently owned properties of Target Corporation are subject or bound, or (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of the Target Corporation.

         SECTION 2.5  Consents and Approvals.  Except as described on Schedule
2.5 hereto, and except for filing a Notification and Report Form pursuant to the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Target Corporation in connection with the execution, delivery and performance by Target Corporation of this Agreement and the transactions contemplated hereby.

         SECTION 2.6 Regulatory Reports. Target Corporation has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with any regulatory authority having jurisdiction over it.

         SECTION 2.7  Financial Statements and Related Matters.

         (a) Target Corporation has provided Acquiring Corporation with a true and complete copy of the audited Statements of Assets, Liabilities and Equity (income tax basis) of Target Corporation for the fiscal years ended March 31, 1996 and 1995 and the related Statements of Revenue and Expenses (income tax basis), Retained Earnings (income tax basis), and Cash Flows (income tax basis), for the fiscal years ended March 31, 1996 and 1995, and Target Corporation has provided Acquiring Corporation with a true and complete copy of the unaudited Statements of Assets, Liabilities and Equity (income tax basis) and the related Statements of Revenue and Expenses (income tax basis), and Retained Earnings (income tax basis), for each monthly period ending after March 31, 1996 through and including June 30, 1996 (all of the foregoing Statements of Assets, Liabilities and Equity and the related Statements of Revenue and Expenses, Retained Earnings and Cash Flows of Target Corporation are collectively referred to as the "Target Corporation Financial Statements"). The unaudited Statement of Assets, Liabilities and Equity of Target Corporation as of June 30, 1996 is hereinafter referred to as the "Balance Sheet". The Target Corporation Financial Statements have been prepared from the books and records of the Target Corporation and fairly present, in all material respects, the assets, liabilities and equity, results of operation and cash flows (to the extent included therein) of the Target Corporation at the date and for the periods indicated in accordance with the accounting method used by Target Corporation and allowed for federal income tax reporting purposes. Acquiring Corporation, Newco and Target Corporation acknowledge and agree that all entries relating to "Investment in affiliated company," "Amounts due from affiliated company," "Amounts due to affiliated company," "Equity in partnership income (loss)," "Equity in (income) loss of partnership," "Amounts due from/to affiliate," all of which relate to C&D Robotics, shall be deemed eliminated from the Target Corporation Financial Statements for purposes of all representations and warranties set forth in this Agreement. Since June 30, 1996, Target Corporation has not changed any significant accounting method or practice.

         (b) At June 30, 1996, there were no debts, liabilities or obligations, contingent or otherwise, of Target Corporation, except (a) as set forth in the Target Corporation Financial Statements, (b) as disclosed in the schedules hereto or (c) for transactions entered into in the ordinary course of business.

         (c) At the Effective Time, the amounts payable from C&D Robotics to Target Corporation shall not exceed $4,000,000.

         SECTION 2.8 Absence of Changes. Except as and to the extent set forth on Schedule 2.8, since June 30, 1996 (the "Balance Sheet Date"), Target Corporation has not, directly or indirectly:

         (a) made any amendment to its Articles of Incorporation or Bylaws or changed the character of its business in any material manner;

         (b) suffered any material adverse effect in its financial condition, assets or liabilities;

         (c) entered into or amended any agreement, commitment or transaction, except in the ordinary course of business or except in connection with the transactions contemplated by this Agreement;

         (d) suffered any material damage, destruction or loss to the business or properties of Target Corporation (whether or not covered by insurance);

         (e) except as otherwise contemplated by this Agreement, made any declaration, setting aside, or payment of any dividend or other distribution in the respect of the capital stock of Target Corporation, or any direct or indirect redemption, purchase or other acquisition by Target Corporation of such stock;

         (f) been subject to any labor dispute or charge of unfair labor practice (other than routine individual grievances) generally affecting its business or a material portion thereof;

         (g)     suffered a loss of any major customer; or

         (h) been subject to any other event or condition known to Target Corporation relating to, and having a materially adverse effect on the operations, assets or business of Target Corporation (other than events or conditions which are of general or industry-wide nature or are publicly available information).

         SECTION 2.9 Target Corporation Indebtedness. Target Corporation has delivered to Acquiring Corporation true and complete copies of all loan documents (the "Target Corporation Loan Documents") related to the indebtedness of Target Corporation (the "Target Corporation Indebtedness"), and made available to Acquiring Corporation all material correspondence concerning the status of the Target Corporation Indebtedness.

         SECTION 2.10 Litigation. Except as set forth on Schedule 2.10, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of Target Corporation, threatened against Target Corporation or involving any of the properties or assets of Target Corporation, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity. Except as described in Schedule 2.10, Target Corporation is not subject to any court order, writ, injunction, court decree, settlement agreement, or judgment against Target Corporation.

         SECTION 2.11 Tax Matters. (a) Except as set forth on Schedule 2.11, Target Corporation has timely filed all federal, state, county, local, and other excise, franchise, property, severance, payroll, income, capital stock, sales and use, and other tax returns for all fiscal years ended on or before March 31, 1996, and for any periods thereafter for which returns are due, and all said returns are true and correct in all material respects.
Except as set forth on Schedule 2.11, Target Corporation has not filed an extension for any tax return otherwise due. Target Corporation has timely paid all taxes which have become due or have been assessed against it and all taxes, penalties and interest which any governmental authority has proposed or asserted to be owing. Target Corporation has withheld and deposited all amounts of tax required to be made under applicable laws and regulations. Except as set forth on Schedule 2.11, provisions and accruals for income taxes, payroll taxes payable, ad valorem property taxes, sales taxes and all other taxes and governmental charges required to be paid by Target Corporation have been calculated and conform with applicable (federal, state, local or other, as the case may be) tax principles applied on bases consistent with that of preceding periods, and are adequate to cover Target Corporation's liability for all periods prior to the date hereof. Except as set forth on Schedule 2.11, there is no pending audit or tax controversy of Target Corporation, and Target Corporation has not received any oral or written notice of any proposed audit, by any governmental authority. All tax liabilities to which the properties of Target Corporation may have been subjected have been discharged, except for taxes assessed but not payable. Target Corporation has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby. Target Corporation has not received any notice and has no knowledge of any proposal for increasing the assessed value of any of Target Corporation's properties for tax purposes, or of any pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of the Target Corporation's properties.

         (b) Target Corporation (i) made an effective, valid and binding S election pursuant to Section 1362 of the Code effective April 1, 1987, (ii) has since maintained its status as an S Corporation pursuant to Section 1361 of the Code without lapse or interruption, and (iii) has made and continuously maintained elections similar to the federal S election in each state or local jurisdiction where Target Corporation does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. Target Corporation (i) has not adopted or utilized LIFO as a method of accounting for inventory, and (ii) except with respect to the 338(h)(10) Election, has no other tax item, election, agreement or adjustment which will accelerate or trigger income or deferred deductions of Target Corporation as the result of termination of Target Corporation's status as a S corporation.

         SECTION 2.12 Employee Benefit Plans. The Target Corporation has described in Schedule 2.12 the names and current base salaries and formulas for calculating bonuses for the fiscal year ending March 31, 1997, for all executive officers irrespective of their level of compensation. In addition, Target Corporation has described in Schedule 2.12 the names of certain Target Corporation employees who receive formula-based bonuses, together with a statement of the formula used to calculate such bonuses for the fiscal year ending March 31, 1997. The Target Corporation has delivered to, or upon request will deliver to, the Acquiring Corporation copies of the health and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans and all other employee benefit plans, programs or arrangements providing benefits for employees (or former employees) of the Target Corporation, all of which are listed on Schedule 2.12 (the "Benefit Plans"); a copy of the most recent favorable determination letter received with respect to a Benefit Plan from the Internal Revenue Service (if the plan is a tax-qualified plan under the Code); the most recent annual report (Form 5500) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required); and the most recent summary plan description for each Benefit Plan for which a summary plan description is required. Except as set forth on Schedule 2.12, each of the Benefit Plans has been administered and maintained in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable laws. There is no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) with respect to a Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA, and there has been no application for a waiver of the minimum funding standards imposed by Code Section 412 with respect to any such plan. There are no pending or, to the knowledge of the Target Corporation, threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of the Target Corporation or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of the Target Corporation or a Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business). Except as set forth on Schedule 2.12, Target Corporation is not a party to any such Multiemployer Pension Plan. With respect to any multiemployer plan (within the meaning of Section 3(37) of ERISA) to which Target Corporation or any ERISA Affiliate contributes (or has at any time contributed or had an obligation to contribute), Target Corporation and each ERISA Affiliate has or will have, as of the Closing Date, made all contributions to each multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement. Neither Target corporation or any ERISA Affiliate has incurred any withdrawal liability (within the meaning of Part I of Subtitle E of Title IV of ERISA) to any multiemployer plan. Neither Target Corporation or any ERISA Affiliate has been notified by the sponsor of a multiemployer plan that such multiemployer plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         SECTION 2.13 Employment Matters. Except as disclosed on Schedule 2.13, Target Corporation is not a party to any contracts or agreements granting benefits or rights to employees or consultants, or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against Target Corporation before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There are no strikes, slowdowns, work stoppages, lockouts, or to the knowledge of the Target Corporation, threats thereof, by or with respect to any such employees.

         SECTION 2.14  Patents, Trademarks and Copyrights.

                 (a) Schedule 2.14 sets forth all material patents, patent applications, trademarks and service marks (whether registered or unregistered), trademark applications, and copyrights (collectively, "Intellectual Property") required by the Target Corporation in its business and operations. Target Corporation owns or licenses or otherwise has the right to use the items listed on Schedule 2.14. Except as otherwise indicated on
Schedule 2.14 or in the ordinary course of business, Target Corporation has not granted to any other person any license to use any Intellectual Property.

                 (b) Target Corporation is not in receipt of any notice of any violation of, and to the knowledge of Target Corporation, it is not violating or infringing upon the rights of any other person or entity in any Intellectual Property. To the knowledge of Target Corporation, no other person or entity is infringing any intellectual property rights of Target Corporation with respect to the Intellectual Property.

         SECTION 2.15  Environmental Matters.  Except as set forth on Schedule
2.15:

         (a) Environmental Conditions. There are no conditions or circumstances on any property presently or previously owned or leased by Target Corporation that have resulted or would likely result in a violation of any Applicable Environmental Laws for which Target Corporation would reasonably expect to bear liability (as defined below);

         (b) Permits, etc. Target Corporation possesses all permits, licenses, approvals and other authorizations required under Applicable Environmental Laws to conduct its operations in the manner currently conducted, the failure of which to possess would have a material adverse effect, and Target Corporation is operating in material compliance thereunder.

         (c) Compliance. The Target Corporation's operations and use of its assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or enforceable notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, natural resources, or other environmental media (collectively the "environment"), (ii) any activity which affects the environment, or (iii) the regulation of any pollutants, contaminants, waste, substances which would adversely affect the environment if improperly managed or disposed (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section
401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time on or prior to the date hereof (collectively the "Applicable Environmental Laws");

         (d) Past Compliance. None of the operations or assets of Target Corporation has ever been conducted or used by Target Corporation in such a manner which constitutes a violation in any material respect of any Applicable Environmental Laws;

         (e) Environmental Claims. No written notice has been served on Target Corporation from any entity, governmental agency or individual regarding any currently existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws;

         (f) Renewals. Except for such transfer requirements which are customary and incidental to transactions of the type contemplated under this Agreement, Target Corporation does not know of any presently existing facts or conditions which would prevent it or Acquiring Corporation from renewing any of its permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Target Corporation's assets for its current purposes and uses; and

         (g) Asbestos. No asbestos or polychlorinated biphenyls ("PCBs") are currently being used or have ever been used by Target Corporation in its operations or on its properties in violation of Applicable Environmental Laws.

         SECTION 2.16 Title to Properties; Encumbrances. Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Target Corporation has good and indefeasible title to all of its properties, interests in properties and assets, real and personal, reflected in the Balance Sheet as owned by Target Corporation. None of such property is subject to lien, mortgage, pledge, security interest or other encumbrance except as described in Schedule 2.16 and except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

         SECTION 2.17 Permits and Licenses. Except as set forth in Schedule 2.17, Target Corporation has all permits, licenses, certificates and authorities from governmental agencies required to conduct its businesses as they are now being conducted, and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any permit, license, certificate or authority from a governmental agency. Such permits are in full force and effect unimpaired by any act or omission of Target Corporation, or its employees or agents, have not been suspended or revoked, and Target Corporation has complied with, and will continue to comply with, their terms until Closing.

         SECTION 2.18 Agreements, Contracts and Commitments. Except as described in Schedule 2.18, Target Corporation is not a party to and is not bound by (i) any written or oral contract, agreement of commitment which involves or may involve aggregate future payments (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services or otherwise) by or to Target Corporation of $100,000 or more, other than (A) purchase orders with the Target Corporation or other invoices for goods to be sold or services to be performed by Target Corporation or (B) purchase orders of the Target Corporation or other invoices for goods to be purchased or services to be performed for Target Corporation or (ii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, alliance, partnership, joint venture, joint operating or similar agreement.
The Target Corporation has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement or commitment described in Schedule 2.18 and to the knowledge of the Target Corporation, no event has occurred which, after notice or lapse of time or both, would constitute such a material default under the terms of any such contract, agreement or commitment. Except as provided in this Agreement or in the Schedules hereto, the Target Corporation is not a party to any contract or agreement with its Affiliates, including its officers, directors and shareholders.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                        ACQUIRING CORPORATION AND NEWCO

         Acquiring Corporation and Newco hereby jointly and severally make the representations and warranties set forth in this Article III to Target Corporation.

         SECTION 3.1  Organization and Authority.

                 (a) Acquiring Corporation is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Newco is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Acquiring Corporation and Newco has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.
Each of Acquiring Corporation and Newco is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary.

                 (b) True, correct and complete copies of the Articles of Incorporation and Bylaws of Acquiring Corporation and Newco, with all amendments thereto through the date of this Agreement, have been delivered by Acquiring Corporation and Newco to Target Corporation.

         SECTION 3.2 Authority Relative to Agreement. Acquiring Corporation and Newco have full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Acquiring Corporation or Newco are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Board of Directors of Acquiring Corporation and the Board of Directors and shareholders of Newco, respectively. This Agreement has been duly and validly executed and delivered by Acquiring Corporation and Newco, and this Agreement constitutes the valid and binding obligation of Acquiring Corporation and Newco enforceable jointly and severally against Acquiring Corporation and Newco in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies as may be required by the HSR Act.

         SECTION 3.3 No Violation. Neither the execution, delivery nor performance of this Agreement, in its entirety, nor the consummation of all of the transactions contemplated hereby will, as of the Effective Time, (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Acquiring Corporation or Newco,
(ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Acquiring Corporation or Newco pursuant to any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Acquiring Corporation or Newco is a party or by which any of their assets or properties are subject or bound, or (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Acquiring Corporation or Newco.

         SECTION 3.4 Consents and Approvals. Except for filing a Notification and Report Form pursuant to the applicable requirements of the HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Acquiring Corporation or Newco in connection with the execution, delivery and performance by Acquiring Corporation or Newco of this Agreement and the transactions contemplated hereby, except the filing of Articles of Merger under the TBCA.

                                   ARTICLE IV
                        COVENANTS OF TARGET CORPORATION

         SECTION 4.1 Affirmative Covenants of Target Corporation. For so long as this Agreement is in effect, Target Corporation shall, from the date of this Agreement to the Closing, except as specifically contemplated by this
Agreement:

         (a) operate and conduct the businesses of the Target Corporation in the ordinary course of business;

         (b) use reasonable efforts to preserve intact the Target Corporation's corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) use reasonable efforts to comply (i) with all material contractual obligations applicable to the Target Corporation's operations and
(ii) in all material respects with all laws applicable to the Target
Corporation;

         (d) use reasonable efforts to maintain all the Target Corporation's properties in good repair, order and condition, reasonable wear and tear excepted;

         (e) in good faith and in a timely manner (i) cooperate with Acquiring Corporation and Newco in satisfying the conditions in this Agreement,
(ii) assist Acquiring Corporation and Newco in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Acquiring Corporation and Newco and Target Corporation (or any of them) to carry out and consummate the transactions contemplated by this Agreement, and (iii) furnish information concerning the Target Corporation not previously provided to Acquiring Corporation required for inclusion in any filings or applications that may be necessary in that regard;

         (f) file promptly the Notification and Report Form pursuant to the applicable provisions of the HSR Act;

         (g) deliver to Newco a list, dated as of the Effective Time, showing (i) the name of each bank or institution where Target Corporation has accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (h) deliver to Newco a list, dated as of the Effective Time, showing all liabilities and obligations of Target Corporation, except those arising in the ordinary course of its business, incurred since the Balance Sheet Date certified by an officer of Target Corporation;

         (i) from the date hereof through the Closing Date, update the Schedules to this Agreement as required by Article II;

         (j) hold a shareholder's meeting in accordance with Section 1.6 for the purpose of approving the Merger and related items in compliance with the TBCA and the applicable provisions of the Target Corporation's Articles of Incorporation and Bylaws;

         (k) give prompt written notice to the Acquiring Corporation of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation, and keep the Acquiring Corporation promptly informed as to any developments in any pending action, suit, proceeding or investigation; and

         (l) give prompt written notice to the Acquiring Corporation of any material adverse change in the financial condition, operations, assets or liabilities of the Target Corporation, whether or not occurring in the usual and ordinary course of its business.

         SECTION 4.2 Negative Covenants of Target Corporation. Except with the prior written consent of Acquiring Corporation or as otherwise specifically permitted by this Agreement, Target Corporation will not, from the date of this Agreement to the Closing, directly or indirectly:

         (a)     make any amendment to its Articles of Incorporation or Bylaws;

         (b) make any change in its accounting practices or policies, including in the methods used in allocating and charging costs, except as may be required by applicable law or regulation;

         (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d) incur any borrowings except (i) the refinancing of indebtedness now outstanding, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) amounts borrowed under the line of credit described in item 1 of Schedule 2.18, provided that the maximum amount that can be borrowed under such line of credit is not increased, or (v) as is otherwise agreed to in writing by Acquiring Corporation;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind would secure obligations permitted under Section 4.2(d)(i), (iv) or (v) above;

         (f) except in the ordinary course of business, waive any right under or cancel any contract, lease, commitment, option or agreement;

         (g) sell, transfer, distribute, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and except for the transfer of (i) all of the Shareholder Assets, and (ii) all of the Target Corporation's interest and right to receive reimbursement of amounts paid to Serv-Tech, Inc. in settlement of the lawsuit styled Serv-Tech, Inc. v. Stewart & Stevenson Services, Inc. et. al. (Case No. 90-04285), in each case to the shareholders of Target Corporation, to which the Acquiring Corporation and Newco hereby consent;

         (h) except in the ordinary course of business, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person; enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee; or adopt, amend or terminate any Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (i) except for a dividend in an aggregate amount of approximately $600,000 to be declared and paid on or about September 15, 1996, and except as contemplated by Section 4.2(g) above, declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock;

         (j) dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence;

         (k) make any capital expenditure or a series of expenditures of a similar nature in excess of $200,000 in the aggregate, provided, however, that in addition thereto Target Corporation may make all budgeted capital expenditures (not to exceed $600,000) related to an addition to Target Corporation's Lake Charles, Louisiana plant; or

         (l) settle or compromise any liability relating to or arising out of item H on Schedule 2.12 after September 30, 1996, without the prior consent of Acquiring Corporation.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

         SECTION 5.1 Access To, and Information Concerning, Properties and Records.

         (a) During the pendency of the transactions contemplated hereby, Target Corporation shall, to the extent permitted by law, give Acquiring Corporation, its legal counsel, accountants and other representatives full access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of Target Corporation's properties, books, contracts, commitments and records, permit Acquiring Corporation and such representatives to make such inspections (including without limitation with regard to such currently owned properties, physical inspection of the surface and subsurface thereof) as they may reasonably require and furnish to Acquiring Corporation and such representatives during such period all such information concerning Target Corporation and its affairs as they may reasonably request.

         (b) Notwithstanding any other provision of this Agreement, neither Acquiring Corporation, Newco nor any of their respective agents or representatives shall perform any investigation or study of the real property of Target Corporation which may involve the intrusive or destructive sampling or analysis or chemical testing of any portion of such property or its improvements, including without limitation, of any soil, water or groundwater on, under or about such real property ("Phase II Investigation"), without first
(a) submitting to Target Corporation a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and (iii) the types and amounts of insurance coverage maintained by such persons, and (b) obtaining the prior written consent of Target Corporation as to such matters, which shall not be unreasonably withheld. Target Corporation may grant such consent subject to such terms, conditions or restrictions as Target Corporation may reasonably require. In all events, Target Corporation or its representatives shall have the right, but not the obligation, to observe any and all activities associated with performance of any agreed Phase II Investigation, and may obtain half of any samples which Acquiring Corporation, Newco or their representatives may collect during the Phase II Investigation. In the event Acquiring Corporation, Newco or their representatives conduct a Phase II Investigation, Acquiring Corporation and Newco shall cause, at their expense, (x) any investigation-derived waste generated or created in connection with performance of the Phase II Investigation (including without limitation, drill cuttings, purged or developed water, or sample remnants) to be removed from the property,
(y) any wells installed during the Phase II Investigation to be plugged and abandoned, and (z) the restoration of the property to substantially the same physical condition which existed before commencement of the Phase II Investigation, all within seven (7) days after completion of the field activities related to the Phase II Investigation, and in compliance with applicable laws and regulations. Each of Acquiring Corporation and Newco shall be responsible for executing on its own behalf any and all manifests, shipping documents, plugging and abandoning reports and similar documents in connection with its obligations under this paragraph. Acquiring Corporation and Newco agree, jointly and severally, to indemnify and hold Target Corporation harmless from and against any and all claims, liabilities, damages and causes of action arising out of Acquiring Corporation's or Newco's inspections of the real or personal property of Target Corporation, including without limitation, any Phase II Investigation. All test results associated with any such physical or environmental inspection shall be held in strictest confidence by Acquiring Corporation and Newco and shall not be disclosed to any third party unless compelled to do so by valid legal process.

         (c) All information disclosed by Target Corporation to Acquiring Corporation or Newco shall be held strictly confidential by Acquiring Corporation, Newco and their representatives and used solely for purposes of evaluating the transaction contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article VII, upon the written request of Target Corporation, Acquiring Corporation and Newco agree to return to

Target Corporation all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of Acquiring Corporation, Newco or their representatives. It is understood that confidential information shall not include the following:

                 (i) Information that becomes generally available to the public other than as a result of a disclosure by Acquiring Corporation, Newco, their representatives or their agents;

                 (ii) Information that was in the possession of Acquiring Corporation, Newco or their representatives prior to disclosure by Target Corporation, or its representatives or its agents; or

                 (iii) Information that become available to Acquiring Corporation, Newco or their representatives on a non-confidential basis from a source other than Target Corporation, its representative or its agents.

         SECTION 5.2 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Acquiring Corporation, Newco and Target Corporation agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations, to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement.

         SECTION 5.3 Good Faith Efforts. All parties hereto agree that the parties will use their reasonable good faith efforts to secure all shareholder, third-party or regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies available to the other parties.

         SECTION 5.4 Exclusivity. Target Corporation will not, directly or indirectly, cause its respective officers, directors, employees, agents or advisors or other representatives or consultants to (i) directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business, combination with, the Target Corporation, or (ii) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, any effort or attempt by any other person to do or seek any of the foregoing.

         SECTION 5.5 HSR Filing. Acquiring Corporation hereby agrees to file the Notification and Report Form pursuant to the applicable provisions of the HSR Act in a timely manner.

         SECTION 5.6  Benefit Plans and Employee Matters.

         (a) Acquiring Corporation or the Surviving Corporation shall for a period of at least one year after the Effective Time either maintain the health care benefit plan of Target Corporation as in effect on the date of this Agreement or maintain a health care plan providing generally comparable benefits for the employees and, to the extent required by law, for former employees of Target Corporation (at such former employees expense to the extent allowed by law and any controlling plan document).

         (b) On and after Closing Date, Acquiring Corporation and the Surviving Corporation shall be responsible for providing and discharging any and all notifications, benefits and liabilities to Target Corporation employees, former employees and government agencies required by the Worker Adjustment and Retraining Notification Act of 1988, or any other applicable law including any requirements that may be imposed as a result of the transactions contemplated by this Agreement. On and after Closing Date, Acquiring Corporation and the Surviving Corporation shall be responsible for the health continuation coverage for all "qualified beneficiaries" under any health care plans sponsored by the Target Corporation and for health continuation coverage for the employees and former employees of the Target Corporation with respect to the health care continuation coverage requirements under ERISA or Section 4980B of the Code including any such requirements that may be imposed as a result of the transactions contemplated by this Agreement.

         (c) The parties agree that as soon as practicable after C&D Robotics establishes a tax-qualified 401(k) Plan after the date hereof, all assets under Target Corporation's Profit Sharing Plus Plan attributable to employees of C&D Robotics who previously participated in Target Corporation's Profit Sharing Plus Plan shall be transferred to such newly-established C&D Robotics 401(k) Plan.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of regulatory approvals and the expiration of any applicable waiting period with respect thereto;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction; and

         (c) the approval of the Merger by Target Corporation's shareholders entitled to vote thereon in accordance with the TBCA.

         SECTION 6.2 Conditions to the Obligations of Acquiring Corporation and Newco to Effect the Merger. The obligations of Acquiring Corporation and Newco to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) The representations and warranties of Target Corporation herein contained shall be accurate in all material respects at the Effective Time, with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Target Corporation shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Target Corporation before the Effective Time; and Target Corporation shall have delivered to Acquiring Corporation a certificate, dated the Closing Date and signed by its president and its secretary, to both such effects;

         (b) the directors and officers of Target Corporation shall have delivered to Acquiring Corporation their resignations as directors and officers of Target Corporation;

         (c) all consents, approvals and waivers from third parties with respect to material agreements and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained;

         (d) Acquiring Corporation shall have received an opinion, dated as of the Closing Date, from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for Acquiring Corporation and Newco in form and substance satisfactory to Acquiring Corporation;

         (e) Each officer and director of Target Corporation shall have executed a release of Acquiring Corporation, Newco, Target Corporation and their respective affiliates with respect to any claim against such entities or persons existing prior to the Effective Time, other than claims for accrued salary, bonuses and other compensation and benefits, and under existing indemnification arrangements;

         (f) Target Corporation shall have delivered a certificate of its chief executive officer and chief financial officer which certifies that the Target Corporation's pre-tax earnings determined in a manner consistent with past practice used in the preparation of its financial statements for the six-month period ending September 30, 1996, after deducting any unaccrued liability for bonuses payable with respect to such six-month period, were not less than $4,250,000;

         (g) Acquiring Corporation shall have completed the results of its due diligence investigation of Target Corporation within 25 days after the date of this Agreement (including, without limitation, any environmental review of Target Corporation's property) and shall have discovered no event or condition having or that would reasonably be expected to have a material adverse effect on Target Corporations's financial condition, operations, assets or liabilities;

         (h) Target Corporation shall have obtained a release from all obligations under its guarantee of an Unsecured Note dated June 30, 1995, executed by C&D Robotics, as maker, in favor of Wesley Don Cawley, as payee, or shall have made other arrangements to the reasonable satisfaction of Acquiring Corporation, under which the Surviving Corporation shall be protected against any payment responsibility for such guarantee;

         (i) Will Ohmstede and John Ohmstede, respectively, shall have executed and delivered to Surviving Corporation the Noncompetition Agreements;

         (j) Will Ohmstede and John Ohmstede, respectively, shall have executed and delivered to Surviving Corporation the employment agreements in the form attached hereto as Exhibit C-1 and with the terms attached hereto as Exhibit C-2, respectively;

         (k) The shareholders of Target Corporation shall have executed and delivered to Acquiring Corporation the Escrow Agreement;

         (l) The shareholders of Target Corporation shall have executed and delivered to Surviving Corporation an indemnity agreement, or shall have made other arrangements to the reasonable satisfaction of Acquiring Corporation, under which the Surviving Corporation shall be protected against any payment responsibility for (i) fifty percent (50%) of any tax imposed under Section 1374(a) of the Code by virtue of the making of the 338(h)(10) Election and (ii) any liability relating to or arising out of item H on Schedule 2.12;

         (m) C&D Robotics or the successor to C&D Robotics shall have executed and delivered to Surviving Corporation an instrument, under which the Surviving Corporation shall be released and indemnified from any liability relating to or arising out of Target Corporation's service as general partner of C&D Robotics or any ownership or operation thereof; and

         (n) The holders of no more than an aggregate of five percent (5%) of the shares of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock shall have demanded payment of the fair value of their shares as dissenting shareholders under the TBCA.

         SECTION 6.3 Conditions to the Obligations of Target Corporation to Effect the Merger. The obligations of Target Corporation to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) The representations and warranties of Acquiring Corporation and Newco herein contained shall be accurate in all material respects at the Effective Time, with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Acquiring Corporation and Newco shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Acquiring Corporation and Newco before the Effective Time; and Acquiring Corporation and Newco shall have delivered to Target Corporation a certificate, dated the Closing Date and signed by its president and its secretary, to both such effects;

         (b) Surviving Corporation and C&D Robotics shall have entered into a Lease in a form mutually agreeable to the parties thereto with respect to the premises currently employed by C&D Robotics in the conduct of its business, with a term of three (3) years and for such rental and upon other terms and conditions consistent with the past practice of Target Corporation and C&D Robotics;

         (c) Surviving Corporation and C&D Robotics shall have entered into an Administrative Services Agreement in a form mutually agreeable to the parties thereto for the provision to C&D Robotics by Surviving Corporation of certain administrative, payroll and tax services for a period of six (6) months after the Closing Date, at Surviving Corporation's cost in a manner consistent with the past practice of Target Corporation and C&D Robotics;

         (d) Target Corporation shall have received an opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for Acquiring Corporation, in form and substance satisfactory to Target Corporation;

         (e) receipt of Merger Consideration and all other amounts payable by the Acquiring Corporation hereunder;

         (f) Surviving Corporation shall have executed and delivered the Noncompetition Agreements to Will Ohmstede and John Ohmstede, respectively;

         (g) Surviving Corporation shall have executed and delivered the employment agreements in the form attached hereto as Exhibit C-1 and with the terms attached hereto as Exhibit C-2, respectively, to Will Ohmstede and John Ohmstede, respectively; and

         (h) Acquiring Corporation shall have executed and delivered the Escrow Agreement to the shareholders of Target Corporation.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of Target Corporation, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Acquiring Corporation, Newco and Target Corporation;

         (b) by Acquiring Corporation if Acquiring Corporation or Newco learns or becomes aware of a material breach or inaccuracy of any representation or warranty of Target Corporation contained in Article II and such breach or inaccuracy is not promptly cured or waived;

         (c) by Target Corporation if Target Corporation learns or becomes aware of a material breach or inaccuracy of any representation or warranty of Acquiring Corporation contained in Article III and such breach or inaccuracy is not promptly cured or waived;

         (d) by Acquiring Corporation, Newco or Target Corporation if the Effective Time shall not have occurred, other than through the failure of any such party to fulfill its obligations hereunder, on or before the expiration of 90 days from the date of this Agreement or such later date agreed to in writing by Target Corporation, Acquiring Corporation and Newco; provided, however, that such 90 day period shall automatically be extended for a period of 60 days, if the delay in the Effective Time relates to the Notification and Report Form filed pursuant to the HSR Act; or

         (e) by Acquiring Corporation, Newco or Target Corporation if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been in effect for a period of thirty (30) days.

         SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 7.2, Section 5.1 and Section 10.1. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach or violation of this Agreement, subject to the provisions of Article VIII.

         SECTION 7.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Target Corporation at any time before or after adoption of this Agreement by the shareholders of Target Corporation but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Target Corporation's shareholders hereunder without any required approval of such shareholders; provided, however, this Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               EXCLUSIVE REMEDIES

         SECTION 8.1 Agreement with Respect to Escrow Funds; Indemnity Relating to Certain Tax Items.

         (a) In the event Acquiring Corporation incurs any losses, damages, liabilities, claims, demands, judgments, settlements, costs or expenses (including reasonable attorneys' fees) ("Losses") subsequent to the Closing resulting from or arising out of (i) any breach of any representation or warranty of Target Corporation contained herein or (ii) any breach of or failure to comply with any covenant or agreement of Target Corporation contained herein, Target Corporation shall notify the Escrow Agent of such Losses in accordance with the terms of the Escrow Agreement. No reimbursement or other payment in respect of such Losses shall be made other than pursuant to the terms of the Escrow Agreement.

         (b) Target Corporation shall use commercially reasonable efforts to cause the shareholders of Target Corporation to execute and deliver an indemnity agreement to Surviving Corporation, or make other arrangements to the reasonable satisfaction of Acquiring Corporation, under which the Surviving Corporation shall be protected against any payment responsibility for (i) fifty percent (50%) of any tax imposed under Section 1374(a) of the Code by virtue of the making of the 338(h)(10) Election and (ii) any liability relating to or arising out of item H on Schedule 2.12.

         SECTION 8.2  Limitations on Claims.

         (a)     Acquiring Corporation's right to recover Losses under Section
8.1 hereof shall be limited as follows:

                 (i) Acquiring Corporation may make no claim under the Escrow Agreement for any Losses except and only to the extent that the amount of the Losses, when added to the aggregate amount of all other Losses recoverable under this Article VIII, exceeds $100,000; and

                 (ii) Acquiring Corporation shall not recover any Losses exceeding the amount of the Escrow Funds.

         (b) Any Losses recoverable by Acquiring Corporation shall be limited to the amount of the actual Losses sustained by the Acquiring Corporation net of any applicable insurance coverage.

         (c) Acquiring Corporation shall not be entitled to make any claim under the Escrow Agreement for recovery of Losses after the first anniversary of the Closing Date, unless Acquiring Corporation shall assert such claim in accordance with the Escrow Agreement, and shall specify, in reasonable detail the specific facts constituting the basis for such claim prior to the first anniversary of the Closing Date.

         SECTION 8.3  Exclusive Rights and Remedies.

         (a) Notwithstanding anything to the contrary contained in this Agreement, the remedies of Acquiring Corporation and Newco under Section 8.1 of this Agreement shall be Acquiring Corporation's and Newco's sole and exclusive remedies after the Closing Date with respect to the transactions contemplated hereby, and the remedies of the parties under Section 8.3(b) of this Agreement shall be the parties' sole and exclusive remedies prior to the Closing Date with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing, except with respect to such remedies specifically set forth herein, each of Acquiring Corporation and Newco hereby irrevocably waives and agrees not to sue Target Corporation and its shareholders, officers, directors, affiliates, employees, heirs, devisees, executors, personal representatives, agents or representatives ("Target Corporation's Related Parties") for any and all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SOLE, CONTRIBUTORY, PASSIVE OR PARTIAL NEGLIGENCE OF ANY OF THE TARGET CORPORATION'S RELATED PARTIES, in connection with (i) any material, waste or substance the use, collection, handling, recycling, generation, treatment, storage, disposal, release or transportation of which (a) by the Target Corporation or any of its predecessors or (b) at, in, on, under or from any real or personal property of Target Corporation is or may become regulated or controlled by any governmental authority, or the improper management or disposal of which may affect human health or safety or the environment, or (ii) the compliance by the Target Corporation, or any of its predecessors or any real or personal property of Target Corporation with Applicable Environmental Laws.

         (b) Prior to the Closing Date, each party to this Agreement shall have all remedies as may be available to it at law or in equity for the breach of any material covenant set forth in this Agreement. Prior to the Closing Date, the exclusive remedy for any material breach or inaccuracy of any representation or warranty in this Agreement of either Target Corporation, Acquiring Corporation or Newco shall be termination of this Agreement (i) by Acquiring Corporation and Newco for any such material breach or inaccuracy by Target Corporation and

(ii) by Target Corporation for any such material breach or inaccuracy by Acquiring Corporation or Newco, in each case in accordance with Article VII. Upon termination of this Agreement in accordance with the preceding sentence by Acquiring Corporation and Newco, Target Corporation shall pay to Acquiring Corporation and Newco all reasonable out-of-pocket costs and expenses incurred by them in connection with the transactions contemplated by this Agreement, and upon termination of this Agreement in accordance with the preceding sentence by Target Corporation, Acquiring Corporation and Newco shall pay to Target Corporation all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement; provided, however, that all such costs and expenses paid to Acquiring Corporation and Newco, on the one hand, or Target Corporation, on the other hand, under this
Section 8.3(b) shall not exceed $500,000.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         SECTION 9.1 Survival of Representations and Warranties. The parties hereto agree that their respective representations and warranties contained in this Agreement shall survive for a period of one year after the Effective Time. All covenants and agreements contain herein shall survive the Closing without limitation.
                                   ARTICLE X
                                 MISCELLANEOUS

         SECTION 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, the shareholders of Target Corporation shall be responsible for all legal and other related fees and expenses incurred in connection with the sale of Target Corporation.

         SECTION 10.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Acquiring Corporation and Target Corporation shall jointly determine, unless in the reasonable judgment of such party, such release is required by applicable securities laws, provided the other party shall have a reasonable opportunity to review such release prior to issuance. Target Corporation and Acquiring Corporation will consult with each other concerning the means by which Target Corporation's employees, customers and suppliers and others having dealings with Target Corporation will be informed of the transactions contemplated hereby, and Acquiring Corporation shall have the right to be present for any such communication.

         SECTION 10.3 Brokers and Finders. Except for Chase Securities Inc., which shall be paid on a pro rata basis according to stock ownership by holders of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock, and Sanders Morris Mundy Inc., which has been engaged and shall be paid by Acquiring Corporation, all negotiations on behalf of Acquiring Corporation, Newco and Target Corporation relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Acquiring Corporation, Newco or Target Corporation for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.4 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Acquiring Corporation may assign its rights and obligations or those of Newco to any direct or indirect wholly-owned subsidiary of Acquiring Corporation, but no such assignment shall relieve Acquiring Corporation or Newco of its obligations hereunder, and Target Corporation shall be entitled to look to Acquiring Corporation and Newco for the performance of all obligations hereunder in the same manner as if Acquiring Corporation or Newco, as applicable, had not so assigned any of its obligations.

         SECTION 10.5  Amendment and Modification.   Except as provided
otherwise in this Agreement, this Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

         SECTION 10.6 Waiver; Consents. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         SECTION 10.7 Further Assurances. From time to time as and when requested by Acquiring Corporation, or its successors or assigns, Target Corporation and the officers and directors of Target Corporation shall, and if necessary use commercially reasonable efforts to cause the shareholders of Target Corporation to, execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be reasonably necessary to vest or perfect in or to confirm of record or otherwise Target Corporation's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

         if to Acquiring Corporation or Newco:

                 Air-Cure Technologies, Inc.
                 2727 Allen Parkway, #760
                 Houston, Texas 77019
                 Telecopy No. (713) 520-8228

         with a copy to:

                 Mr. Richard L. Wynne
                 Porter & Hedges, L.L.P.
                 700 Louisiana, 35th Floor
                 Houston, Texas 77002
                 Telecopy No. (713) 228-1331
         if to Target Corporation:

                 Mr. Will Ohmstede
                 Ohmstede, Inc.
                 895 N. Main Street
                 P. O. Box 2431
                 Beaumont, Texas 77704-2431
                 Telecopy No. (409) 833-4102

         with a copy to:

                 Mr. Marcus A. Watts
                 Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 3400 Texas Commerce Tower
                 Houston, Texas  77002
                 Telecopy No. (713) 223-3717

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.11 Jurisdiction and Venue. Any process against Acquiring Corporation, Newco or Target Corporation in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 10.9 with the same effect as though served on it or him personally. Acquiring Corporation, Newco and Target Corporation hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of the United States District Court for the Southern District of Texas or any court of the State of Texas located in Harris County and irrevocably waive any and all objections to jurisdiction and review or venue that they may have under the laws of Texas or the United States.

         SECTION 10.12 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.13 Parties in Interest; No Third Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this

Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.15 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.16 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

         (a) "Affiliate" means, with respect to any person or other entity, any person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or other entity in question. For the purposes of this definition and the definition of Subsidiary, "control" (including "controlling," "controlled by" and "under common control with") as used with respect to any person or other entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or other entity, whether through the ownership of voting securities, by contract or otherwise.

         (b) "C&D Robotics" means Ohmstede-Cawley, Ltd., doing business as C&D Robotics.

         (c)     "Loss" shall have the meaning set forth in Article VIII.

         (d) "Target Corporation Net Worth" means, at any date, the total assets of Target Corporation, minus the total liabilities of Target Corporation, determined in a manner consistent with past practice used in the preparation of the Balance Sheet. For the purposes of this calculation, (a) total assets shall not include any Shareholder Assets (whether or not previously distributed to Target Corporation's Shareholders) and (b) total liabilities shall include Target Corporation's unaccrued liability for bonuses payable to officers and employees of Target Corporation.

         (e) "Shares" shall mean collectively all issued and outstanding shares of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock.

         (f) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which such entity currently has, directly or indirectly, any controlling equity interest; provided, however that C&D Robotics shall be deemed not to be a Subsidiary of the Target Corporation for purposes of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                        ACQUIRING CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NEWCO


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        TARGET CORPORATION



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                  EXHIBIT C-1


                 FORM OF EMPLOYMENT AGREEMENT OF WILL OHMSTEDE

                                  EXHIBIT C-2


                 TERMS OF EMPLOYMENT AGREEMENT OF JOHN OHMSTEDE


         Surviving Corporation and John Ohmstede shall have entered into an Employment Agreement in a form mutually agreeable to the parties thereto for a period of six (6) months after the Closing Date, with John Ohmstede to receive his current base salary and benefits, provided that he shall not be entitled to any bonus under such Employment Agreement.

                                SCHEDULE 1.4(c)


                               CASH CONSIDERATION

                              CLASS A COMMON STOCK

         The following table represents the current holders of the outstanding Class A common stock, the Cash Consideration payable to each holder of Class A common stock upon surrender of the certificate(s) representing such holder's Class A common stock, and each holder's percentage interest in the undistributed Shareholder Assets as of the Closing Date, if any, attributable to such holder's ownership of Class A common stock.


                                                                                                       INTEREST IN
                                                                    CASH                                SHAREHOLDER
                         HOLDERS                                 CONSIDERATION                             ASSETS
       Robert L. Ohmstede                                        $1,598,880.70                              3.075%

       Ann L. Ohmstede                                            1,560,002.20                              3.000%

       Carol Ohmstede Koshkin                                        24,299.10                              0.047%

       Carol Ohmstede Koshkin Trust                                     -0-                                    -0-

       Jill Ohmstede Wentworth                                       24,299.10                              0.047%

       Jill Ohmstede Wentworth Trust                                    -0-                                    -0-

       John Robert Ohmstede                                         923,365.80                              1.776%

       John Robert Ohmstede Trust                                       -0-                                    -0-

       Estate of June Ohmstede Nelson                             2,565,984.90                              4.935%

       Jan Ohmstede Stein                                           157,944.15                              0.304%

       Jan Ohmstede Stein Trust                                         -0-                                    -0-

       Harry R. Jones, III                                           29,158.92                              0.056%

       Sarah Land Stein                                                 -0-                                    -0-

       G. E. Ohmstede, Jr.                                          595,327.95                              1.145%

       G. E. Ohmstede, Jr. Trust                                        -0-                                    -0-

                                                                                                        INTEREST IN
                                                                    CASH                                SHAREHOLDER
                          HOLDERS                               CONSIDERATION                              ASSETS
       G. E. Ohmstede, III                                              -0-                                    -0-

       Allison Ohmstede                                                 -0-                                    -0-

       August Ohmstede                                                  -0-                                    -0-

       Will Land Ohmstede                                           595,327.95                              1.145%

       Will Land Ohmstede Trust                                         -0-                                    -0-

       Kathleen H. Ohmstede                                             -0-                                    -0-

       Will Land Ohmstede, Jr.                                          -0-                                    -0-

       Christopher H. Ohmstede                                          -0-                                    -0-

       Kristen Ohmstede                                             187,103.07                              0.360%

       Kristen Ohmstede Trust                                           -0-                                    -0-


               TOTAL                                             $8,261,693.60                             15.890%
                                                                 =============                             =======

The Cash Consideration paid to each shareholder at Closing will be reduced by that shareholders pro rata share of the Escrow Funds and by that shareholders pro rata share of the reduction, if any, of the Cash Consideration in accordance with Sections 1.4(f)(i) and (ii).

The aggregate Cash Consideration paid to the holders of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock shall be 52,000,000. Accordingly, the Cash Consideration payable to each shareholder is subject to rounding adjustments.

                                SCHEDULE 1.4(d)

                               CASH CONSIDERATION

                              CLASS B COMMON STOCK


The following table represents the current holders of the outstanding Class B common stock, the Cash Consideration payable to each holder of Class B common stock upon surrender of the certificate(s) representing such holder's Class B common stock, and each holder's percentage interest in the undistributed Shareholder Assets as of the Closing Date, if any, attributable to such holder's ownership of Class B common stock.

                                                                                                       INTEREST IN
                                                                      CASH                             SHAREHOLDER
                          HOLDERS                                 CONSIDERATION                           ASSETS
       Robert L. Ohmstede                                         $1,586,731.20                             3.051%

       Ann L. Ohmstede                                             2,378,881.80                             4.575%

       Carol Ohmstede Koshkin                                      3,522,557.90                             6.774%

       Carol Ohmstede Koshkin Trust                                2,672,901.00                             5.140%

       Jill Ohmstede Wentworth                                     3,522,557.90                             6.774%

       Jill Ohmstede Wentworth Trust                               2,672,901.00                             5.140%

       John Robert Ohmstede                                        2,623,496.00                             5.045%

       John Robert Ohmstede Trust                                  2,672,901.00                             5.140%

       Estate of June Ohmstede Nelson                              1,292,712.10                             2.486%

       Jan Ohmstede Stein                                          4,206,781.60                             8.090%

       Jan Ohmstede Stein Trust                                    1,069,160.40                             2.056%

       Harry R. Jones, III                                            34,018.74                             0.065%

       Sarah Land Stein                                               53,458.02                             0.103%

       G. E. Ohmstede, Jr.                                         3,813,136.20                             7.333%

       G. E. Ohmstede, Jr. Trust                                   1,069,160.40                             2.056%

       G. E. Ohmstede, III                                            53,458.02                             0.103%

                                                                                                       INTEREST IN
                                                                      CASH                             SHAREHOLDER
                          HOLDERS                                 CONSIDERATION                            ASSETS
       Allison Ohmstede                                               53,458.02                             0.103%

       August Ohmstede                                                53,458.02                             0.103%

       Will Land Ohmstede                                          3,502,107.70                             6.735%

       Will Land Ohmstede Trust                                    1,069,160.40                             2.056%

       Kathleen H. Ohmstede                                            4,859.82                             0.009%

       Will Land Ohmstede, Jr.                                       223,551.72                             0.430%

       Christopher H. Ohmstede                                       223,551.72                             0.430%

       Kristen Ohmstede                                            4,294,258.40                             8.258%

       Kristen Ohmstede Trust                                      1,069,160.40                             2.056%


               TOTAL                                             $43,738,371.00                            84.111%
                                                                 ==============                            =======


The Cash Consideration paid to each shareholder at Closing will be reduced by that shareholders pro rata share of the Escrow Funds and by that shareholders pro rata share of the reduction, if any, of the Cash Consideration in accordance with Sections 1.4(f)(i) and (ii).

The aggregate Cash Consideration paid to the holders of Target Corporation Class A Common Stock and Target Corporation Class B Common Stock shall be 52,000,000. Accordingly, the Cash Consideration payable to each shareholder is subject to rounding adjustments.

                                SCHEDULE 2.1(a)


                           AUTHORIZED TO DO BUSINESS



                                   Louisiana

                                SCHEDULE 2.1(b)


                                  SUBSIDIARIES


                                      None

                                  SCHEDULE 2.2


                                 CAPITALIZATION

1. The following table represents the current holders of the outstanding Class A common stock and Class B common stock of Target Corporation:


                                                                         CLASS A                     CLASS B
                             HOLDERS                                     SHARES                      SHARES
          Robert L. Ohmstede                                                329.000                     326.500

          Ann L. Ohmstede                                                   321.000                     489.500

          Carol Ohmstede Koshkin                                              5.000                     724.833

          Carol Ohmstede Koshkin Trust                                      -0-                         550.000

          Jill Ohmstede Wentworth                                             5.000                     724.833

          Jill Ohmstede Wentworth Trust                                     -0-                         550.000

          John Robert Ohmstede                                              190.000                     539.834

          John Robert Ohmstede Trust                                        -0-                         550.000

          Estate of June Ohmstede Nelson                                    528.000                     266.000

          Jan Ohmstede Stein                                                 32.500                     865.625

          Jan Ohmstede Stein Trust                                          -0-                         220.000

          Harry R. Jones, III                                                 6.000                       7.000

          Sarah Land Stein                                                  -0-                          11.000

          G. E. Ohmstede, Jr.                                               122.500                     784.625

          G. E. Ohmstede, Jr. Trust                                         -0-                         220.000

          G. E. Ohmstede, III                                               -0-                          11.000

          Allison Ohmstede                                                  -0-                          11.000

          August Ohmstede                                                   -0-                          11.000

          Will Land Ohmstede                                                122.500                     720.625

                                                                         CLASS A                     CLASS B
                             HOLDERS                                     SHARES                      SHARES
          Will Land Ohmstede Trust                                          -0-                         220.000

          Kathleen H. Ohmstede                                              -0-                           1.000

          Will Land Ohmstede, Jr.                                           -0-                          46.000

          Christopher H. Ohmstede                                           -0-                          46.000

          Kristen Ohmstede                                                   38.500                     883.625

          Kristen Ohmstede Trust                                            -0-                         220.000


                  TOTAL                                                   1,700                       9,000
                                                                          =====                       =====


2. Before the Closing Date, Target Corporation's Board of Directors plans to declare and pay dividends of property and cash, or otherwise distribute, to the Class A shareholders and Class B shareholders of Target Corporation as follows:

         (a)     All of the Shareholder Assets; and

         (b) All of Target Corporation's interest and right to receive reimbursement of a legal settlement as contemplated in Section 4.2(g).

3. Buy-Sell Agreement by and between Ohmstede, Inc. and the shareholders of Ohmstede, Inc. dated August 1994, which Agreement will be terminated at or prior to Closing.

                                  SCHEDULE 2.4


                                  NO VIOLATION


1.       See item 1 on Schedule 2.18.

2.       See item 4.f on Schedule 2.18.

                                  SCHEDULE 2.5


                             CONSENTS AND APPROVALS


1.       Those required under the HSR Act.

2.       See item 1 on Schedule 2.18.

3.       See item 4.f. on Schedule 2.18.

                                  SCHEDULE 2.8


                               ABSENCE OF CHANGES


1. Amended and Restated Articles of Incorporation of Target Corporation were filed on August 2, 1996.

2.       See item 2 of Schedule 2.2.

                                 SCHEDULE 2.10


                                   LITIGATION


1. Carlton Gene Rineheart, et. al. v. Ciba-Geigy Corporation, et. al., (Class Action Petition naming Ohmstede, Inc. as one of many defendants), 18th Judicial District Court, Parish of Iberville, State of Louisiana, Case Number 47429, Division A.

2.       Georgia Gulf Corporation v. Ohmstede, Inc., M.D. La, Case Number
         95-2025.

3. Edgar Ray Keyes and Susan Nolan Keyes v. Ohmstede Mechanical Services, Inc., Circuit Court of Warren County, Mississippi, Case Number 950095CI.

4. Stanley Savoy v. Ohmstede, Inc., 14th Judicial District Court, Parish of Calcasieu, State of Louisiana, Case Number 95-2505.

5. Settlement Agreement with Serv-Tech, Inc. referenced in Section 4.2(g) of this Agreement.

6.       Receipt and Release dated June 4, 1996, executed by Glen Whittington.

7. From time to time, Target Corporation has entered into settlement agreements requiring the payment of immaterial sums.

                                 SCHEDULE 2.11


                                  TAX MATTERS


1.       State of Texas sales and use tax audit is currently pending.

2. A visit has been scheduled with a representative of the State of Florida taxing authority. Target Corporation is not aware of any items currently in dispute with the State of Florida.

3.       Extensions have been filed for the following tax returns of Target
         Corporation:

         a.      1995 Federal Income Tax Return;
         b.      1995 Louisiana Income and Franchise Tax Return; and
         c.      1995 Texas Franchise Tax Return.

                                 SCHEDULE 2.12


                             EMPLOYEE BENEFIT PLANS


         A. Base salaries of the executive officers of Target Corporation as of June 30, 1996 are as follows:

Chairman Emeritus                 Robert L. Ohmstede           $ 75,000

President, CEO                    Will L. Ohmstede              240,000

Executive V.P., COO*              John Ohmstede                 185,000

Vice-President                    G. E. Ohmstede, Jr.            75,000

V.P. - Engineering                Mike Hamersly                  70,000

V.P. - Marketing                  B. R. Naidu                    72,000

V.P. - Manufacturing              Bal Sareen                     96,000

V.P. - Finance*                   Stephen F. Bender              62,000


*        John Ohmstede also holds position of Secretary
         Stephen F. Bender also holds position of Treasurer

Schedule 2.12
Page 3



         B. The following executive officers and employees of Target Corporation are entitled to receive bonuses calculated based on the formulas set forth opposite their names for the fiscal year ending March 31, 1997; provided, however, that John Ohmstede shall not be entitled to any bonus for the period beginning on the Closing Date through March 31, 1997.

          Executive Officer or Employee                                   Bonus Formula
          -----------------------------                                   -------------
 1.       Will L. Ohmstede                             1.       Let X = "Ohmstede Bonus Net Profits" as
          President and CEO                                     defined below for the FYE 3-31-1997

                                                       2.       Let Y = the formula bonus for Will L.
                                                                Ohmstede, for the FYE 3-31-1997

                                                       3.       If X is less than $1,500,000, then there will
                                                                be no bonus

                                                       4.       If X is greater than $1,500,000, but less
                                                                than $3,000,000, then the bonus will be
                                                                calculated by the formula Y = ((X -
                                                                1,500,000) * .03) + 15,000

                                                       5.       If X is greater than $3,000,000, but less
                                                                than  $7,000,000, then the bonus will be
                                                                calculated by the formula Y = ((X -
                                                                3,000,000) * .0325) + 60,000

                                                       6.       If X is greater than $7,000,000, then the
                                                                bonus will be $190,000

Schedule 2.12
Page 3


 2.       John Ohmstede                                1.       Let X = "Ohmstede Bonus Net Profits" as
          Executive Vice President and COO                      defined below for the FYE 3-31-1997

                                                       2.       Let Y = the formula bonus for John Ohmstede,
                                                                for the FYE 3-31-1997

                                                       3.       If X is less than $1,500,000, then there will
                                                                be no bonus

                                                       4.       If X is greater than $1,500,000 but less than
                                                                $3,000,000, then the bonus will be calculated
                                                                by the formula Y = ((X - 1,500,000) * .03) +
                                                                15,000

                                                       5.       If X is greater than $3,000,000, but less
                                                                than  $7,000,000, then the bonus will be
                                                                calculated  by the formula Y = ((X -
                                                                3,000,000) * .0225) + 60,000

                                                       6.       If X is greater than $7,000,000, then the
                                                                bonus will be $150,000

 3.       B. R. Naidu                                  1% of Ohmstede Bonus Net Profits
          Vice President and Corporate Marketing
          Manager

 4.       Mike Hamersly                                0.75% of Ohmstede Bonus Net Profits
          Vice President and Corporate Engineering
          Manager

 5.       Jim Keith                                    0.375% of Ohmstede Bonus Net Profits
          Corporate Purchasing Manager

 6.       J. J. White, III                             0.5% of Ohmstede Bonus Net Profits
          Sales Manager

 7.       Stephen F. Bender                            0.5% of Ohmstede Bonus Net Profits
          Vice President - Finance and Treasurer

 8.       George Bienvenu                              0.375% of Ohmstede Bonus Net Profits
          National Alliance Manager

Schedule 2.12
Page 4


 9.       Bruce Krueger                                5.0% of LaPorte Bonus Net Profits
          General Manager - LaPorte

 10.      Bill Scott                                   2.0% of LaPorte Bonus Net Profits
          Assistant Plant Manager - LaPorte

 11.      Joseph Helm                                  1.5% of LaPorte Bonus Net Profits
          Quality Control Manager - LaPorte
 12.      James Wolff                                  0.25% of LaPorte Bonus Net Profits
          Salesman

 13.      Robert Starkey                               5% of St. Gabriel Bonus Net Profits
          General Manager - St. Gabriel

 14.      Albert Jarreau, Jr.                          2% of St. Gabriel Bonus Net Profits
          Shop Superintendent - St. Gabriel

 15.      Mike Tracy                                   1% of St. Gabriel Bonus Net Profits
          Engineering Manager - St. Gabriel
 16.      Bret Montague                                0.25% of St. Gabriel Bonus Net Profits
          Salesman

 17.      Bal Sareen                                   5% of Lake Charles Bonus Net Profits
          Corporate Manufacturing and General
          Manager - Lake Charles

 18.      James Finn                                   2% of Lake Charles Bonus Net Profits
          Manufacturing Manager - Lake Charles

 19.      Calvin Winters                               1% of Lake Charles Bonus Net Profits
          Shop Superintendent - Lake Charles

 20.      George Moser                                 5% of Corpus Christi Bonus Net Profits
          General Manager - Corpus Christi

 21.      Florentino Lopez                             1.5% of Corpus Christi Bonus Net Profits
          Shop Superintendent - Corpus Christi

 22.      Irvin Wiser                                  2.5% of Beaumont Bonus Net Profits
          Production Coordinator - Beaumont

Schedule 2.12
Page 5


 23.      Bal Sareen                                   5% of Field Service Division Bonus Net Profits
          General Manager - Field Services Division

 24.      James Hughes                                 2.0% of Field Service Division Bonus Net Profits
          Service Manager - Field Services Division

The foregoing amounts may be adjusted by applying a Safety Index Factor.

For calculating the formula bonuses described above, "net profits of the Corporation" shall mean the net profits of Ohmstede, Inc., before deducting discretionary bonuses, formula bonuses, and federal and state income taxes.

"OHMSTEDE BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, however excluding the net profits attributable to C&D Robotics.

"LaPORTE BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, attributable to the LaPorte Plant.

"St. GABRIEL BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, attributable to the St. Gabriel Plant.

"LAKE CHARLES BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, attributable to the Lake Charles Plant.

"CORPUS CHRISTI BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, attributable to the Corpus Christi Plan.

"BEAUMONT BONUS NET PROFITS" means the amount of net profits of the Corporation, as defined above, attributable to the Beaumont Plant.

"FIELD SERVICE DIVISION BONUS NET PROFITS" means the portion of the net profits of the Corporation, as defined above, attributable to the Field Service Division.

"FORMULA BONUS" is that sum computed as a bonus based upon the formulas provided herein and before applying any dollar limitations thereto.

         C.      Ohmstede, Inc. Profit Sharing Plus Plan (401(k)/Profit Sharing
Plan)

         D.      Cafeteria Plan

Schedule 2.12
Page 6



         E.      Group Insurance Policy (Health and Life)

         F.      Ohmstede, Inc. Personnel Policy and Procedure Manual

         G. Target Corporation has no written severance policy. From time to time, Target Corporation pays terminated employees one to two weeks severance pay in its discretion.

         H.      Annual Reports on Form 5500

                 1. Health plan 5500's. Target Corporation has no record of Form 5500's for 1991 or earlier plan years (12/1 - 11/30).

                 2. Cafeteria Plan. Target Corporation has no record of Form 5500's for 1992 or earlier plan years (9/1 - 8/31).

         I. Target Corporation makes contributions to Multiemployer Pension Plans as required under the union contracts described in items 1-3 of
Schedule 2.13.

                                 SCHEDULE 2.13


                               EMPLOYMENT MATTERS


1. Agreement between Ohmstede, Inc. St. Gabriel Plant and International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers and Helpers AFL-CIO And Its Local No. 582, effective December 2, 1995.

2. Agreement between Ohmstede, Inc. LaPorte, Texas and Oil, Chemical and Atomic Workers International Union, AFL-CIO And Its Local Union 4-367, effective June 13, 1995.

3. Agreement between Ohmstede, Inc. Lake Charles Plant and International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmith AFL-CIO and its Local No. 79, effective October 1, 1993.

4. Agreement by Target Corporation to provide retirement benefits to Gene Ohmstede, Jr. as of October 10, 1994. This obligation terminates upon consummation of the transactions contemplated by this Agreement.

5. Target Corporation has no written severance policy. From time to time, Target Corporation pays terminated employees one to two weeks severance pay in its discretion.

6.       See Schedule 2.12.

                                 SCHEDULE 2.14


                       PATENTS, TRADEMARKS AND COPYRIGHTS


1.       U.S. Patents                              Title

         U. S. Patent No. 5,294,220                Machining Apparatus

2.       Trademarks

                 Mark                                Status
                 ----                                ------
         Ohmstede (with design)            Registered in the U.S. Patent and
                                           Trademark Office on the Principal
                                           Register; Registration No. 1,897,447

         Ohmstede (with design)            Registered in the Texas Secretary of
                                           State's Office; Registration No.
                                           051840

                                 SCHEDULE 2.15


                            ENVIRONMENTAL COMPLIANCE


1. The Environmental Protection Agency ("EPA") issued National Pollutant Discharge Elimination System ("NPDES") Permit No. TX00008184 for the LaPorte, Texas facility, which has expired by its terms. The Target Corporations application for authority to discharge under the National Pollutant Discharge Elimination System is pending before EPA, but the permit to discharge has not yet been issued. The Target Corporation possesses Permit No. 01318, issued June 7, 1996 by the Texas National Resource Conservation Commission.

2. The Target Corporation could not locate a NPDES permit issued by EPA for its Saint Gabriel, Louisiana facility for the period prior to August 27, 1996, the date when Louisiana was delegated authority to implement NPDES permitting for the state of Louisiana. The Target Corporation possesses Water Discharge Permit No. WP517, issued June 26, 1994 by the Louisiana Department of Environmental Quality.

3. The Target Corporation's Beaumont facility is located within one-quarter mile of the International Creosote State Superfund Site. Target Corporation acknowledges that this item 3 does not limit its representation set forth in Section 2.15(a).

4. The Target Corporation closed settling ponds at its LaPorte, Texas, Sulfur, Louisiana, and St. Gabriel, Louisiana facilities. The closure at the LaPorte, Texas site occurred pursuant to an Agreed Order, issued January 7, 1991, by the Texas Water Commission.

5. The Target Corporation's facilities were constructed at a time when asbestos and PCBs were commonly incorporated into building materials and equipment, although Target Corporation does not have specific knowledge regarding the current or former presence or use of such materials at or on its properties.

                                 SCHEDULE 2.16


                       TITLED PROPERTIES AND ENCUMBRANCES


1. Target Corporation's accounts, general intangibles and inventory are pledged to secure Target Corporation's line of credit with Texas Commerce Bank National Association, formerly Texas Commerce Bank-Beaumont, National Association, evidenced by that certain Credit Agreement dated as of October 16, 1992, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 1993, that certain Second Amendment to Credit Agreement dated as of September 30, 1994, that certain Third Amendment to Credit Agreement dated as of September 30, 1995, and that certain Revolving Promissory Note dated November 30, 1995 in the maximum principal amount of $8,000,000.

         With respect to the foregoing, reference is made to the following financing statements, as amended and continued, filed in the Texas Secretary of State's Office and Jefferson County, Texas:

         a.      Financing Statement Number 91-0125148 filed on June 26, 1991;

         b.      Financing Statement Number 91-0125149 filed on June 26, 1991;
                 and

         c. Financing Statement Number 94-0162272 filed on August 3, 1994 (Jefferson County).

2. Financing Statement Number 93-0032341 filed in the Texas Secretary of State's Office on February 18, 1993; (Notice filing related to three leased copiers). Title to the copiers has been transferred to Target Corporation by Bills of Sale, and a UCC-3 Termination Statement will be filed with respect to this Financing Statement.

3. Financing Statement Number 95-0116267 filed in the Texas Secretary of State's Office on June 12, 1995; (Notice filing related to leased IBM equipment).

4. Financing Statement Number 96-0002650 filed in the Texas Secretary of State's Office on January 4, 1996; (Relates to part of goods completed under a purchase order for which Target Corporation has received partial payment).

5. Financing Statement Number 94-0161782 filed in Jefferson County, Texas, on March 7, 1994; (Relates to certain consigned inventory).

Schedule 2.16
Page 2


6. Financing Statement Number 10-2202606 filed in Calcasieu Parish, Louisiana, on March 7, 1994; (Relates to certain consigned inventory).

7. Financing Statement Number 47-50052 filed in St. James Parish, Louisiana, on March 8, 1994; (Relates to certain consigned inventory).

                                 SCHEDULE 2.17


                              PERMITS AND LICENSES


                                      None

                                 SCHEDULE 2.18


                     AGREEMENTS, CONTRACTS AND COMMITMENTS


1. Target Corporation's accounts, general intangibles and inventory are pledged to secure Target Corporation's line of credit with Texas Commerce Bank National Association, formerly Texas Commerce Bank-Beaumont, National Association, evidenced by that certain Credit Agreement dated as of October 16, 1992, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 1993, that certain Second Amendment to Credit Agreement dated as of September 30, 1994, that certain Third Amendment to Credit Agreement dated as of September 30, 1995, and that certain Revolving Promissory Note dated November 30, 1995 in the maximum principal amount of $8,000,000.

2 Consignment Agreement between Bridgeport Brass Corporation, doing business as Olin Brass, Indianapolis, and Ohmstede, Inc. dated as of December 22, 1993. (Terminable by either party on 30 days written notice)

3. Service Agreement (Bulk Gas System) dated January 8, 1992, between MG Industries and Ohmstede, Inc.

4.       Alliance Agreements.

         a. Cooperation Agreement between Ohmstede, Inc. and Deutsche Babcock-Borsig AG dated May 15, 1996.

         b. Global Agreement between Bechtel Corporation and Ohmstede, Inc. dated May 7, 1996. (Terminable by either party on 60 days written notice)

         c. Dow/Ohmstede Alliance Agreement between The Dow Chemical Company and Ohmstede, Inc. (Terminable by either party on 60 days written notice)

         d. Term Purchase Agreement dated April 1, 1995, between Amoco Corporation and Ohmstede, Inc. (Terminable by either party on 30 days written notice)

         e. Chevron/Ohmstede Alliance Agreement between Chevron Corporation and Ohmstede, Inc. dated June 14, 1994. (Terminable by either party on 60 days written notice)

         f. Effective Equipment Acquisition Arrangement dated August 1, 1990, between E. I. DuPont DeNemours and Company and Ohmstede, Inc. (DuPont is entitled to receive notice of acquisition of Ohmstede and may terminate agreement upon acquisition of Ohmstede). [This agreement may have expired.]

5.       Sales Representative Agreements.

         a. Manufacturer's Agency Agreement between Ohmstede, Inc. and Torseda Company dated February 15, 1996. (Terminable by either party upon 60 days written notice)

         b. Manufacturer's Agency Agreement between Ohmstede, Inc. and Alphadec, Inc. dated July 10, 1995. (Terminable by either party upon 60 days written notice)

         c. Manufacturer's Agency Agreement between Ohmstede, Inc. and K&M International Corporation dated March 3, 1995. (Terminable by either party upon 60 days written notice)

         d. District Sales Agent Contract between Ohmstede, Inc. and KS Engineering, Inc. dated September 13, 1995. (Terminable by either party upon 30 days written notice)

         e. District Sales Agent Contract between Ohmstede, Inc. and Draves & Associates, Inc. dated June 9, 1994. (Terminable by either party upon 30 days written notice)

         f. District Sales Agent Contract between Ohmstede, Inc. and MTD Equipment Company dated March 3, 1994. (Terminable by either party upon 30 days written notice)

         g. Sales Agent Contract between Ohmstede, Inc. and Great Wall Industrial Company dated December 3, 1989. (Terminable by either party upon 30 days written notice)

6. Non-Competition Agreement dated June 28, 1993, between C. H. Heist Corp., Ohmstede Mechanical Services, Inc. and Ohmstede, Inc.

7.       See items 1-3 on Schedule 2.13.

8. Guarantee of Unsecured Note dated June 30, 1995 executed by C&D Robotics, Ltd., as maker, in favor of Wesley Don Cawley, as payee.

Schedule 2.18
Page 3


9. Directors and officers of Target Corporation are entitled to indemnification by Target Corporation in accordance with the Articles of Incorporation and Bylaws of Target Corporation.

10. Demand Note dated May 14, 1991 executed by Harry Jones, III, as maker, in favor of Target Corporation, as payee. This Demand Note is in the original principal amount of $25,000, and the outstanding balance of principal and interest was $27,739.92 as of December 11, 1995. Mr. Jones has indicated verbally that he will pay all outstanding principal and interest on or before the Closing.